UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

Artisoft, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Memorial Drive, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

5 Cambridge Center

Cambridge, Massachusetts 02142

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreements Relating to the Acquisition of the Assets of Comdial Corporation

On September 1, 2005, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) approved an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among Artisoft, Inc. (the “Company”), Comdial Corporation, a Delaware corporation (“Comdial”) and Vertical Communications Acquisition Corporation (“Acquisition Sub”), a wholly-owned subsidiary of the Company. Pursuant to the Asset Purchase Agreement, the Company, through Acquisition Sub, acquired substantially all of Comdial’s assets (the “Comdial Assets”) and assumed certain liabilities of Comdial (the “Assumed Comdial Liabilities”), all as set forth in the Purchase Agreement. On September 28, 2005 (the “Closing Date”), the Company completed the acquisition of the Comdial Assets. See “Item 2.01 - Completion of Acquisition or Disposition of Assets” below.

The Company financed the acquisition of the Comdial Assets with the proceeds of a common stock financing completed pursuant to a stock purchase agreement entered into on September 28, 2005 (the “Stock Purchase Agreement”) between the Company and certain investors (the “2005 Investors”), (the “2005 Equity Financing”), together with amounts borrowed under that certain Loan and Security Agreement (the “Loan Agreement”), also entered into on the Closing Date, among Silicon Valley Bank (“SVB”), the Company and Acquisition Sub (the “2005 Debt Financing”). The Company also executed a promissory note in favor of Comdial in the original principal amount of $2,500,000 (the “Comdial Note”). For a description of the 2005 Debt Financing and the Comdial Note, please see “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Transaction,” below.

Formation of Special Committee

Certain of our directors are designees of entities who participated in the 2005 Equity Financing as investors. Therefore, our Board of Directors formed a special committee of directors (the “Special Committee”) to negotiate and finalize the terms of the 2005 Equity Financing. Among other things, the Special Committee (1) negotiated the terms of the agreements related to the 2005 Equity Financing, (2) engaged a financial consultant to provide an estimate of the indicated fair value of the Company’s post acquisition equity, (3) approved the sale of shares of common stock, par value $0.01 per share (the “Common Stock”) to the 2005 Investors and (4) authorized and directed the officers of the Company to place a proposal on the Company’s Proxy Statement for the Company’s 2005 annual meeting (the “Annual Meeting”) to amend the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock to 250,000,000 shares (the “Capitalization Amendment”).

Stock Purchase Agreement

General

Under the Stock Purchase Agreement, the Company received a total of $12.9 million from the 2005 Investors in exchange for the issuance of 11,329,785 shares of Common Stock (the “Issued Shares”). The per share purchase price for the Issued Shares was $1.1386.

Obligation to Register Shares

Pursuant to the Stock Purchase Agreement, the Company has agreed to register the Issued Shares for resale by the 2005 Investors under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) with respect to the Issued Shares no later than December 12, 2005 (the “Filing Date”), and to use its best efforts to cause the Registration Statement to become effective on or before the date that is the earlier of (1) in the event of no review by the Commission, within five days of being informed by the Commission that the Commission has decided not to review the Registration Statement, but in no event later than 30 days after the Filing Date, (2) in the event of a review by the Commission, within five days of being informed by the Commission that the Commission has no further comments on such Registration Statement, but in no event later than 90 days after the Filing Date (the earlier of (1) and (2), the “Required Effective Date”).

The Company will be liable for liquidated damages to each 2005 Investor under the following circumstances:

•	if the Registration Statement is not filed on or before December 12, 2005 (such an event, a “Filing Default”);

•	if the Registration Statement is not declared effective by the Commission on or prior to the Required Effective Date (the “Effectiveness Deadline”) (such an event, an “Effectiveness Default”); or

•	if the Registration Statement (after its effectiveness date) ceases to be effective and available to the 2005 Investors for any continuous period that exceeds 30 days or for one or more periods that exceed in the aggregate 60 days in any 12-month period (such an event, a “Suspension Default” and together with a Filing Default and an Effectiveness Default, a “Registration Default”).

In the event of a Registration Default, the Company shall pay as liquidated damages to the 2005 Investors, for each 30-day period of a Registration Default, an amount in cash equal to 1% of the aggregate purchase price paid by the 2005 Investor pursuant to the Stock Purchase Agreement; provided that in no event will the aggregate amount of cash to be paid as liquidated damages exceed 9% of the aggregate purchase price paid by such 2005 Investor.

The Company will pay the liquidated damages as follows:

•	in connection with a Filing Default, on the business day following the Filing Default, and each 30th day thereafter, until the Registration Statement has been filed with the Commission;

•	in connection with an Effectiveness Default, on the business day following the Effectiveness Deadline, and each 30th day thereafter until the Registration Statement is declared effective by the Commission; or

•	in connection with a Suspension Default, on either (a) the 31st consecutive day of any Suspension or (b) the 61st day (in the aggregate) of any Suspensions in any 12-month period, and each 30th day thereafter until the Suspension is terminated in accordance with the Stock Purchase Agreement.

All periods described above will be tolled during delays directly caused by the action or inaction of any 2005 Investor, and the Company will have no liability to any 2005 Investor in respect of any such delay. The liquidated damages payable under the Stock Purchase Agreement will apply on a pro rata basis for any portion of a 30-day period of a Registration Default.

Obligation to Hold Annual Meeting

The Company has agreed to hold the Annual Meeting on or before April 15, 2006, for, among other purposes, considering the approval of an amendment to the Company’s Certificate of Incorporation to effect, among other things, the following:

•	the elimination of all authorized shares of the Company’s Series B Preferred Stock, par value $1.00 per share and Series C Preferred Stock, par value $1.00 per share (the “Preferred Stock Amendment”); and

•	the Capitalization Amendment.

In connection with the Stock Purchase Agreement, the Company and the 2005 Investors entered into voting agreement, pursuant to which the 2005 Investors agreed to vote all of their shares of Common Stock in favor of the Capitalization Amendment (see the description of the “Voting Agreement” below). Because the 2005 Investors hold over 80% of the voting power, the approval of the Capitalization Amendment is assured.

Other Company Obligations Under the Stock Purchase Agreement

The Company made certain affirmative and negative covenants under the Stock Purchase Agreement. The Company’s affirmative covenants include obligations related to (1) providing the 2005 Investors with a right of first refusal on future issuances of securities by the Company; (2) seeking a listing of its Common Stock on the Nasdaq National Market, Nasdaq SmallCap Marketplace or the American Stock Exchange at such time that the Company is so eligible; (3) using the proceeds from the 2005 Equity Financing for its acquisition of the Comdial Assets (see “Item 2.01. Completion of Acquisition or Disposition of Assets” below); (4) maintaining specified insurance coverage; (5) indemnifying and reimbursing the expenses of directors; (6) removing the legends on the certificates representing the Issued Shares; (7) providing information required by Rule 144 under the Securities Act; (8) amending the Company’s Certificate of Incorporation to the extent necessary to reflect the transactions contemplated by the Stock Purchase Agreement; (9) fixing the board of directors at seven and nominating directors in accordance with the terms of the Stock Purchase Agreement (see “Item 1.01 – Entry into a Material Definitive Agreement - Board of Directors” below); (10) holding an annual meeting of the Company’s stockholders on or before April 15, 2006; and (11) altering the vesting schedules for employee stock option grants.

The Company’s negative covenants relate to obligations not to, without the prior consent of M/C Venture Partners, (1) enter into a transaction involving a change in control of the Company; (2) incur indebtedness in excess of $3.0 million, subject to specified exceptions; (3) create any security with an equity component unless that security is junior to the Common Stock; (4) issue any equity securities; (5) transfer its intellectual property; (6) repurchase, redeem or pay dividends on any shares of capital stock (subject to limited exceptions); (7) grant stock options that are not authorized by a vote of the Board of Directors or its Compensation Committee; (8) liquidate or dissolve; (9) change the size of the Company’s Board of Directors; (10) amend the Company’s Certificate of Incorporation or bylaws, other than to effect the Capitalization Amendment and the Preferred Stock Amendment, (11) change the nature of the Company’s business; (12) alter the voting rights of shares of the Company’s capital stock in a disparate manner; or (13) take any action which would cause an adjustment to the exercise price or number of shares to be delivered under the Section 8 of the New Warrants.

Board of Directors

As of September 28, 2005, the Board of Directors consists of (1) the chief executive officer of the Company serving as a Class II director (currently William V. Tauscher); (2) one member serving as a Class II director designated by the written consent of the majority-in-interest of the shares of Common Stock held by the investors (including the affiliated assignees of such investors, the “Series B Investors”) that are parties to the Series B Purchase Agreement, dated as of August 8, 2001, that were acquired upon the conversion of the shares of Series B Preferred Stock held by them, pursuant to the terms of a Consent, Waiver and Amendment Agreement, dated September 25, 2004 (the “2004 Consent”), acting as a single class (currently Robert J. Majteles); (3) one member serving as a Class II director designated by the written consent of the majority-in-interest of the shares of Common Stock held by the investors (including the affiliated assignees of such investors, the “Series C Investors”), that are parties to the Series C Purchase Agreement, dated as of June 27, 2003, as amended, that were acquired upon the conversion of the shares of Series C Preferred Stock held by them, pursuant to the terms of the 2004 Consent, acting as a single class (currently Randy Stolworthy); (4) two members serving as Class III directors designated in writing by M/C Venture Partners (currently John P. Ward and Matthew J. Rubins); and (5) two non-executive members serving as Class I directors designated by the mutual agreement of M/C Venture Partners and the Board of Directors (reflected by approval of the Board of Directors (or its Nominating or Corporate Governance committee) of a written designation by M/C Venture Partners), provided that each such non-executive member has relevant industry (each, an “Industry Director”) (currently Michael P. Downey and Francis E. Girard).

After March 28, 2006, the members of the Board of Directors shall consist of (and the Company agrees to nominate for election) (1) the chief executive officer of the Company who will serve as a Class II director, (2) one member who will serve as a Class II director designated by the written consent of (a) SSF, so long as SSF and its affiliates continue to beneficially own at least 50% of the shares of Common Stock acquired by SSF and its affiliates upon the conversion of the shares of Series B Preferred Stock held by them, pursuant to the terms of the 2004 Consent or (b) in the event that SSF is not entitled to appoint a director pursuant to clause (a), the majority-in-interest of the shares of Common Stock held by the Series B and Series C Investors that were acquired by them upon the conversion, pursuant to the terms of the 2004 Consent, of the shares of Series B Preferred Stock and Series C

Preferred Stock held by them, acting as a single class, (3) two members who will serve as Class III directors designated in writing by M/C Venture Partners and (4) three Industry Directors who will serve as Class I directors designated by the mutual agreement of M/C Venture Partners and the Board of Directors.

Representations and Indemnification

The Company has made representations and warranties to the 2005 Investors in the Stock Purchase Agreement regarding matters that are customarily included in financings of this nature. These matters include (1) capitalization; (2) Commission filings and compliance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the OTC Bulletin Board; (3) financial statements; (4) solvency and obligations to related parties; (5) intellectual property; (6) absence of material adverse changes, (7) due authorization and valid issuance of the purchased shares; (8) private offering; (9) taxes; (10) contracts; (11) no manipulation of stock; (12) controls and procedures; (13) accountants; (14) legal proceedings; (15) investment company status; (16) permits; (17) foreign corrupt practices; and (18) no violations and non-contravention and organization. In addition, the Company made representations and warranties to the 2005 Investors regarding matters relating to its acquisition of the Comdial Assets. The representations and warranties will survive for one year after the closing. The Company has agreed to indemnify the 2005 Investors and specified related parties against damages with respect to breaches of the representations, warranties and covenants of the Company in the Stock Purchase Agreement.

The Amendments of the 2004 Stock Purchase Agreement and the Prior Agreements

The Company previously entered into arrangements with certain parties to register shares of its Common Stock pursuant to the following agreements:

•	Registration Rights Agreement, dated August 8, 2001 (the “2001 Agreement”);

•	Registration Rights Agreement, dated September 27, 2002 (the “2002 Agreement”);

•	Registration Rights Agreement, dated June 27, 2003, (the “2003 Agreement,” together with the 2001 Agreement and the 2002 Agreement, the “Prior Agreements”);

•	Stock Purchase Agreement, dated September 28, 2004, pursuant to which certain registration rights were granted (the “2004 Stock Purchase Agreement”)

Certain parties to the 2004 Stock Purchase Agreement (the “2004 Investors”), and certain parties to the Prior Agreements (the “Prior Investors”) holding enough voting power to amend the 2004 Stock Purchase Agreement and the Prior Agreements, executed a Consent, Waiver, and Release Agreement, dated September 28, 2005, pursuant to which the 2004 Investors and the Prior Investors consented to the execution of the 2005 Stock Purchase Agreement and executed agreements to amend the 2004 Stock Purchase Agreement and the Prior Agreements (collectively, the “Amendments”). The Company agreed, among other things, to propose the Capitalization Amendment.

The Amendments effected, among other things, the following

•	With respect to the 2004 Stock Purchase Agreement (i) tolled the Liquidated Damages accrued or accruing under the 2004 Stock Purchase Agreement through September 28, 2005 by reason of the failure of the Company to file and have declared effective by the Commission a registration statement covering the resale of the shares of Common Stock purchased pursuant to the 2004 Stock Purchase Agreement; (ii) amended provisions relating to rights of first refusal, issuances of equity securities and restrictions on indebtedness with respect to the entry into the agreements with SVB, solely for purposes of effecting the transactions contemplated by the Stock Purchase Agreement; and (ii) in lieu of a portion of accrued liquidated damages under the 2004 Stock Purchase Agreement (the “Liquidated Damages”), the Company agreed to issue warrants to purchase an aggregate of 1,218,675 shares of its Common Stock (the “New Warrants”) to the 2004 Investors.

•	With respect to the Prior Agreements, amended the registration rights provisions of the Prior Agreements including, among other things, (i) releasing the Company from any liability and waiving in full, the application of the Prior Agreements with respect to the payment of Liquidated Damages and permanently, irrevocably and unconditionally waived in full, any right to the payment of the Liquidated Damages, whether accrued or accruing, under the Prior Agreements, and (ii) changing the time frame in which the Company is obligated to register the shares issued in the Prior Agreements to match the time frame for registering shares under the Stock Purchase Agreement.

Further, if (1) the Capitalization Amendment is not effective as of April 15, 2006, and (2) the 2005 Investors affiliated with M/C Venture Partners V, L.P. and its affiliates (collectively, “M/C Venture Partners”) and the Special Situations Fund III, L.P. and its affiliates (collectively, “SSF”) have voted their shares of Common Stock in favor of the Capitalization Amendment, which they are obligated to do under the terms and conditions of the Voting Agreement (see below), then the Liquidated Damages will be paid in cash by wire transfer of immediately available funds to each of the parties and upon payment thereof, and the New Warrants issued in satisfaction of the Liquidated Damages will expire unexercised.

Lease Agreement for Facilities in Sarasota, Florida

Effective October 1, 2005, the Company entered into a lease agreement with DMB Sarasota I, L.P. for approximately 67,832 square feet of space in Sarasota, Florida, which will be used for offices and warehouse space. The initial term of this lease is for nine months, ending on June 30, 2006, with no automatic renewal provisions. The Company leases this space at a monthly rate of $65,000.

Voting Agreement

On September 28, 2005, the Company entered into a Voting Agreement with the 2005 Investors, whereby each of the 2005 Investors agreed to vote for the approval of the Capitalization Amendment. Because the 2005 Investors hold over 80% of the Company’s issued and outstanding Common Stock, the approval of the Capitalization Amendment is assured.

General

On September 1, 2005, the Bankruptcy Court approved the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, the Company, through Acquisition Sub, acquired the Comdial Assets and assumed the Assumed Comdial Liabilities as of the Closing Date.

On the Closing Date, among other things:

•	The Company executed a secured promissory note in the aggregate principal amount of $2,500,000 (the “Comdial Note”) to Comdial. The Comdial Note bears interest at the rate of 8% per annum and matures on the first anniversary of the Closing Date. The Comdial Note is secured by all the assets of the Company and Acquisition Sub, and is junior in interest to any security interest granted with respect to any current or future indebtedness of the Company owed to SVB, including, without limitation, amounts owing under the 2005 Debt Financing, up to $9,000,000 plus principal amounts in connection with any existing cash secured credit extensions (including letters of credit and cash management services) in an amount not to exceed $500,000;

•	Acquisition Sub delivered $14,500,000 in cash, less $500,000 previously paid by the Acquisition Sub as a deposit;

•	Acquisition Sub assumed liabilities in the amount of $1,653,692, which represented the existing debtor-in-possession financing to fund operations of Comdial during the bankruptcy process;

•	Acquisition Sub paid $1,928,614 as a prepayment in full of that certain Amended and Restated Note dated May 25, 2005, issued by Comdial to Winfield Capital Corp, in the original principal amount of $2,000,000;

•	Acquisition Sub assumed Comdial’s obligation to make payments in the aggregate amount of $418,000 under a key employee retention plan with certain Comdial employees, as approved by an order of the Bankruptcy Court;

•	Acquisition Sub assumed approximately $1.6 million in assumed liabilities, which represents Comdial’s post-petition ordinary course trade payables, certain employee and customer related obligations and pre-petition obligations with certain vendors whose executory contracts were assumed; and

•	Acquisition Sub also assumed certain of Comdial’s obligations under remaining unfulfilled purchase orders outstanding on the Closing Date in an amount not to exceed $6.0 million in the aggregate, which, when filled, will increase the level of our inventory and for which approximately $1.5 million has been pre-paid as of the Closing Date.

The purchase price is not subject to upward or downward adjustment based upon the working capital, net worth or other balance sheet items of Comdial. Comdial and Acquisition Sub made representations and warranties to each other such as are customary in such transactions. Neither party agreed to indemnify the other against damages due to misstatements and omissions in its representations and warranties, or for breaches of either party’s covenants and other specified matters under the Asset Purchase Agreement. Neither the representations and warranties of Comdial nor Acquisition Sub survived the closing.

Acquired Business of Comdial

General

The Company develops, markets and sells computer telephony software application products and associated services. It is a leading provider of next-generation IP-based voice and data communications systems for business. The Company combines voice and data technologies with business process understanding to deliver integrated IP-PBX and application solutions that enhance customer service and business productivity. The Company focuses on large distributed enterprise and small & medium business customers. The Company’s principal products are TeleVantage and InstantOffice (the “Company Products”).

Comdial, incorporated in 1982, was a converged voice and data enterprise communications systems provider that offered a comprehensive product line designed exclusively for small to midsize enterprises. Its products include enterprise/ business communications systems, endpoints, and applications that enable customers to seamlessly migrate from traditional telephony to the latest Voice Over Internet Protocol (“VoIP”) technology. Comdial’s products (the “Comdial Products”) include the MP5000 Media Platform, the FX II Communications System, and the DX-80 Small Business Communications System. Its latest products, the CONVERSip media platforms, incorporate telephony, computer and Internet technologies into fully integrated communications solutions. Comdial filed for Chapter 11 reorganization on May 26, 2005 in a voluntary petition to the Bankruptcy Court.

The Company’s Reasons for the Comdial Acquisition

The Company acquired the Comdial Assets principally for Comdial’s customer relationships and dealer distribution network. In addition, its products and a team of telephony experts are expected to add value to the Company, accelerate its growth and help realize its vision faster. The combination of the Company and the Comdial Assets and personnel is expected to make the Company a significant player within the IP-PBX space, with the momentum to make a greater impact on the IP telephony market. With reported revenues of $39.6 million for the 12 months ended December 31, 2004, the addition of the Comdial Assets almost doubles the size of the Company from a revenue perspective. The Company believes that dealers and customers will benefit from the Company’s larger combined research and development spend, which will accelerate the development and delivery of next-generation products. The Company expects to benefit from larger consolidated marketing expenditures, which will allow the Company to launch more robust awareness and demand generation programs designed to raise the Company’s profile, increase the number of transactions the Company participates in, and improve the Company’s win rate. In addition, the Company believes that the combined Company Products and Comdial Products will create a more complete end-to-end product offering for customers.

Description of Comdial Products

The Comdial Products are targeted to small to midsize businesses, branch or regional offices of large organizations, national retailers, government agencies, and education campuses. The Comdial Products can cost-effectively scale from four to over 400 seats in a single location and can network up to 14 locations. The Comdial Products’ scalability and distributed environment support facilitates organizational needs regardless of geographic boundaries. Teleworker or mobile worker support enables employees to stay connected to their enterprise regardless of their location.

Due to the voice and data convergence phenomenon, VoIP networks and the Internet are becoming increasingly important. As part of this technology shift, IP telephony is an important element of the Comdial Product portfolio. Its traditional, key hybrid products are able to migrate to the new CONVERSip™ brand of VoIP solutions to provide customers with a scalable solution that enables them to maintain existing infrastructure. This provides the customer with potential cost savings and the ability to migrate into emerging technology at a pace unique to their business requirements.

Communications Platforms

The Comdial Products’ communications platforms consist of the CONVERSip MP5000 Media Platform, the FX II Communications System, and the DX-80 Small Business Communications System.

CONVERSip MP5000 Media Platform

The CONVERSip MP5000 Media Platform represents a mid-market enterprise solution. It features a flexible architecture that can support analog, digital, conventional IP, SIP, and converged configurations. The MP5000 provides application support for call centers, real-time collaborative communications, unified messaging, telecommuting, video calling, hot-desking, meet-me conferencing, IP networking and presence management.

The MP5000 is a versatile solution that supports several combinations of endpoints allowing existing customers to leverage their legacy endpoints in concert with SIP endpoints on the same MP5000 system. In addition, the MP5000 facilitates IP telephony through the implementation of a full-featured IP communications solution for single or multi-site enterprises by leveraging existing LAN or Wide Area Network (“WAN”) infrastructure. With the MP5000, customers can swiftly implement telephony services across multiple locations to reduce capital expenditures and operating costs. The telecommuting option provides teleworkers or mobile workers full communications functionality in remote offices/locations along with the added security offered by virtual private networks.

The MP5000 supports the CONVERSip EP200 Multimedia Endpoint, EP300 SIP Endpoint, EP100 Digital and IP Endpoints as well as traditional Impact SCS and Scout II Wireless Endpoints. The EP200 SIP endpoint provides presence management of other SIP endpoints as well as digital and analog endpoints, park orbits and meet-me conference bridges. Presence management allows users to visually see the availability of other users before attempting voice, video or text messaging sessions.

The MP5000 supports the Comdial Products’ call center applications as a complete solution for local or distributed call centers including call center management, automatic call distribution, call recording, reporting and unified messaging. Through call center statistics, customers can easily determine staffing requirements, identify peak calling times, review historical trends and obtain immediate snapshots of real-time activity.

With the unified messaging option, all messaging is streamlined into a single solution to increase productivity. Employees can securely access all their voice and email messages from any telephone or personal computer on the network. When accessing messages by phone, sophisticated text-to-speech software lets users hear email messages without the need for a personal computer.

The MP5000 supports real-time collaboration with its corporate instant messaging, video calling and advanced presence management capabilities. These tools can increase productivity and allow management to make decisions more efficiently.

FX II Business Communication System

The FX II is a feature rich platform for midsize enterprises looking to start out with a traditional business communications system that supports VoIP migration. The FX II includes standard capabilities, such as paging, conferencing and DID support, but also includes a built-in, multi-port conference bridge. The FX II leverages the foundations of traditional, digital telephony solutions, while taking advantage of the latest in converged network technology. With a wide variety of connectivity options, including analog and digital PSTN, T1, and PRI, the FX II meets the evolving needs of growing enterprises.

The FX II can be deployed as a stand-alone system networked to other FX II systems via a secure LAN/WAN network. Small and midsize enterprises can cost-effectively extend their communications network to branch offices, teleworkers and road warriors. Seamlessly, users gain access to the functionalities previously reserved for their office, without having to purchase and maintain external systems.

The FX II offers a wide range of quality, powerful and easy-to-use endpoints to meet customer needs. It supports the CONVERSip EP100 Digital and IP Endpoints, Impact SCS Endpoints, and Scout Wireless Endpoints.

Customers can choose from several applications when deploying the FX II. These applications include Interchange Communications Suite, Corporate Office, Impact Attendant, Corporate Call, Impact Group, and Quick Q automated call distribution (“ACD”).

DX-80 Business Communication System

The DX-80 Business Communications System provides a complete telecommunications solution for small enterprises. In addition to offering a comprehensive feature set previously available only on high-end Private Branch Exchanges (“PBXs”), the DX-80 also supports an integrated voice mail option based on our industry recognized Corporate Office Voice Messaging software. This combination provides small enterprises with a “large company” communications solution at a very affordable price. The DX-80’s expandable architecture grows with the small business, allowing room for future expansion.

Endpoints

The Comdial Products include a variety of endpoints designed for all business needs. The new CONVERSip SIP endpoints such as the EP200 Multimedia Endpoint and EP300 SIP Endpoint are supported on CONVERSip platforms, while its traditional endpoints such as the EP100 Digital and IP Endpoints, Impact SCS, and Scout II Wireless Endpoints operate on either the FX II or MP5000.

The new CONVERSip EP200 Multimedia Endpoint transforms any Microsoft® Windows® XP personal computer to a fully functional business communication system with the added advantage of multimedia collaboration. Users conduct voice, video and corporate instant messaging sessions with other EP200 users, or they can make/receive calls to and from regular telephones. The EP200 uses SIP to provide office desktop communications to mobile or remote workers. Through the convenience of familiar Windows® point and click menus, users can easily dial contacts, initiate conference calls, park callers and pick up parked calls. Presence management allows users to know if and how other subscribers can be reached. Like the EP300, the EP200 works on the CONVERSip media platform and is interoperable with IP, digital and analog telephones.

The new CONVERSip EP300 SIP Endpoint is a desktop phone, delivering high quality voice communications using SIP. The EP300 is attached locally to the LAN or at remote sites securely through the enterprise’s virtual private network. The EP300 supports presence management and is available in 12 or 24 programmable button models.

The EP100 Digital Endpoint offers a wide selection of user-friendly features, including a large-screen interactive display, programmable soft keys, message waiting indicators, one-touch dialing, full-duplex speakerphone, and the convenience of hands-free operation in a contemporary design. The EP100 IP Endpoint lets users connect to their FX II or MP5000 from remote locations.

The Impact SCS Telephones offer the same features as the EP100 Digital Endpoints, but in a traditional design.

The Scout II Wireless Business Telephones add office mobility to FX II or MP5000 platforms – ensuring no call goes unanswered even while users are away from their desk.

Applications

From messaging to computer-telephone integration (“CTI”) and call center applications, the Comdial Products include a broad variety of communications applications.

Interchange Communications Suite – Unified Messaging and Workgroup Call Center

With Interchange Communications Suite, customers can consolidate all their voice processing needs into a single, easy-to-use platform. Interchange Communications Suite was engineered to provide unified messaging, mobility and call handling in one, tightly integrated solution. Interchange’s modular design lets users choose the options that meet their unique communications requirements. The Unified Messaging option enables users to click their mouse to listen to, save or forward voicemails, and even listen to emails over the phone from remote locations. The Call Center option meets the needs of informal workgroup call centers requiring basic routing, reporting and administration. The Interactive Voice Response option captures and provides real-time information to callers by automating everyday phone inquiries.

Corporate Office- Voice Messaging Systems

The Comdial Products offer a number of voice messaging systems for businesses of all sizes. These products are scaleable and serve the needs of businesses from very small (2-ports) to midsize (64-ports). The products provide standard voice processing features such as auto attendant, voice store and forward, multiple greetings and individual voice mailboxes. Available features include fax tone detection, IVR (interactive voice response to user touch-tone commands), and visual call management (desktop tools to manage call traffic and customize an individual’s messaging environment).

CONVERSip Contact Center

The CONVERSip Contact Center is designed for call centers that need advanced communication features typically found on larger call center systems. The CONVERSip Contact Center, available with MP5000 systems, delivers skills-based routing, unified voice messaging, call recording and Computer Telephony Integration in a fully integrated, modular design that can be customized to meet the needs of busy call centers. Advanced features include integration with customer relationship management systems for screen pops, automated call back of callers in the queue, call recording for improved quality control, skills-based routing and real-time monitoring of agent productivity.

QuickQ - Automatic Call Distribution

QuickQ is a traditional ACD offering. QuickQ is a server based application intended to control call flow in the FX II and record call history for the purpose of producing ACD supervisor and management reports and real-time displays (on telephone LCDs and reader-boards) of call traffic. QuickQ helps to improve customer service by ensuring callers get connected to the best resource to serve their needs. Automated announcements welcome callers, while advance call routing and queuing techniques search the call center for the best available resource. Real-time monitoring and reporting tools help supervisors ensure that their call center is operating at peak performance.

Impact Attendant, Impact Group and Corporate Call - CTI Applications

Computer telephony integration (“CTI”) applications enable users with the click of a mouse to direct incoming calls, monitor availability, initiate conference calls, and speed dial. Comdial offers a variety of CTI applications for specific business needs. Impact Attendant is designed for reception and operator console applications; Corporate Call adds call handling and messaging control to Microsoft® Outlook®; and Impact Group provides call control and status to workgroups across your business.

Sales and Marketing of the Comdial Products

Through a comprehensive sales and marketing effort, the Company expects to build on Comdial’s historic customer base of approximately 400,000 shipped business communications systems and 4 million telephones. In order to enhance market penetration opportunities, we intend to adopt Comdial’s Authorized Direct Dealer Program, which was developed to build closer working relationships with certain of Comdial’s prequalified dealer organizations, better understand end customer requirements and optimize supply chain logistics by gaining real time knowledge of field sales activities. This tiered program offers enhanced benefits to its dealer participants, including competitive pricing, geographic territory management, focused marketing support and reduced training costs, among other benefits. Stringent qualification guidelines were established based on specific market criteria such as annual purchases, technical qualifications, number of employees, number of dedicated sales people, number of years in the business, financial condition, local reputation and professionalism of the facility. The Company also intends to utilize Comdial’s historic distribution partners to market and sell the Comdial Products to dealers that are not associated with the Program. During 2004, three distributors collectively accounted for more than 78% of Comdial’s net sales of the Comdial Products prior to the implementation of Comdial’s Authorized Direct Dealer Program. Other indirect channels include OEM relationships, international sales, and dealer direct sales for specific software products.

Comdial Employees

As a result of the acquisition of the Comdial Assets, the Company now employs an additional 100 persons who previously were employed by Comdial.

Comdial Properties Acquired

In connection with the Company’s acquisition of the Comdial Assets, it entered into a lease agreement for facilities in Sarasota, Florida. Please see “Item 101. — Entry into a Material Definitive Agreement – Lease Agreement for Facilities in Sarasota, Florida.” For the immediate future, the Company will continue to utilize Comdial’s facility in Charlottesville, Virginia for certain operations relating to the Comdial Assets.

Risks Related to the Acquisition of Comdial

If we do not integrate our products, we may lose customers and fail to achieve our financial objectives

Achieving the benefits of the acquisition will depend in part on the integration of the Company’s and the Comdial Products in a timely and efficient manner. In order for us to provide enhanced and more valuable products to our customers after the acquisition, we will need to integrate our product lines and development organizations. This will be difficult, unpredictable, and subject to delay because our products are highly complex, have been developed independently and were designed without regard to such integration. If we cannot successfully integrate our products and continue to provide customers with products and new product features in the future on a timely basis, we may lose customers and our business and results of operations may be harmed.

If we are not successful in integrating our organizations, we will not be able to operate efficiently after the acquisition

Achieving the benefits of the acquisition will also depend in part on the successful integration of the Company’s and Comdial’s operations and personnel in a timely and efficient manner. The integration process requires coordination of different development and engineering teams, and involves the integration of systems, applications, policies, procedures, business processes and channel operations. This, too, will be difficult, unpredictable, and subject to delay because of possible cultural conflicts and different opinions on technical decisions and product roadmaps. The integration of the Company and Comdial will be complex, time consuming and expensive and may disrupt the Company’s and Comdial’s businesses. The combined company will need to overcome significant challenges in order to realize any benefits or synergies from the acquisition. These challenges include the timely, efficient and successful execution of a number of post-acquisition events, including:

•	integrating the operations and technologies of the two companies;

•	retaining and assimilating the key personnel of each company;

•	retaining existing customers of both companies and attracting additional customers;

•	retaining strategic partners of each company and attracting new strategic partners; and

•	creating uniform standards, controls, procedures, policies and information systems.

The execution of these post-acquisition events will involve considerable risks and may not be successful.

These risks include:

•	the potential disruption of the combined company’s ongoing business and distraction of its management;

•	the potential strain on the combined company’s financial and managerial controls and reporting systems and procedures;

•	unanticipated expenses and potential delays related to integration of the operations, technology and other resources of the two companies; and

•	the impairment of relationships with employees, suppliers and customers as a result of the integration of personnel and any reductions in force.

The combined company may not succeed in addressing these risks or any other problems encountered in connection with the acquisition. The inability to successfully integrate the operations, technology and personnel of the Company and Comdial, or any significant delay in achieving integration, could have a material adverse effect on the combined company after the acquisition and, as a result, on the market price of the Company’s Common Stock.

Integrating our companies may divert management’s attention away from our operations

Successful integration of the Company’s and Comdial’s operations, products and personnel may place a significant burden on our management and our internal resources. The diversion of management attention and any difficulties encountered in the transition and integration process could harm our business, financial condition and operating results.

We expect to incur significant costs integrating the companies into a single business, and if such integration is not successful we may not realize the expected benefits of the acquisition

We expect to incur significant costs integrating Comdial’s operations, products and personnel. These costs may include costs for:

•	conversion of information systems;

•	combining research and development teams and processes; and

•	relocation or disposition of excess equipment.

In addition, we expect to incur significant costs in connection with the acquisition. We do not know whether we will be successful in these integration efforts or in consummating the acquisition and cannot assure you that we will realize the expected benefits of the acquisition.

If we fail to retain key employees, the benefits of the acquisition could be diminished

The successful acquisition of Comdial will depend in part on the retention of key personnel. As a result of the acquisition, current and prospective the Company and Comdial employees could experience uncertainty about their future roles within the Company. This uncertainty may adversely affect the ability of the Company and Comdial to attract and retain key management, sales, marketing and technical personnel. There can be no assurance that the Company will be able to retain its or Comdial’s key management, technical, sales and customer support personnel. If we fail to retain such key employees, we may not realize the anticipated benefits of the acquisition.

Our sales could decline if customer relationships are disrupted by the acquisition

Our customers may not continue their current buying patterns following the acquisition. Any significant delay or reduction in orders for the Company’s or Comdial’s products could harm the combined company’s business, financial condition and results of operations. Customers may defer purchasing decisions as they evaluate the likelihood of successful integration of the Company’s and Comdial’s products and the combined company’s future product strategy, or consider purchasing products of our competitors. Customers may also seek to modify or terminate existing agreements, or prospective customers may delay entering into new agreements or purchasing our products. In addition, by increasing the breadth of the Company’s and Comdial’s business, the acquisition may make it more difficult for the combined company to enter into relationships, including customer relationships, with strategic partners, some of whom may view the combined company as a more direct competitor than either the Company or Comdial as an independent company.

Risks Related to the Comdial Products

Comdial has historically experienced declines in revenue from its traditional business, enterprise voice communications products

Based on various industry reports, we expect a low growth rate or no growth or further decline in the market segments for the traditional Comdial Products. Comdial implemented a strategy to capitalize on the higher growth opportunities in the SME market, including advanced communications solutions, such as converged voice and data systems and other IP based technology. During calendar 2000, Comdial began to announce a series of restructuring initiatives to align itself with current market conditions. These initiatives were focused on improving gross profit, reducing expenses and streamlining operations. These restructuring initiatives included a workforce reduction, rationalization of manufacturing capacity and other restructuring initiatives. This strategy required Comdial to make a significant change in the direction and strategy of Comdial to focus on the development and sales of these advanced products, as described above. During calendar 2002, Comdial substantially completed these restructuring initiatives, including the cessation of manufacturing activities and renegotiation of its lease agreement at its Charlottesville, Virginia facility and outsourcing of all remaining manufacturing other than certain light assembly and testing in its Sarasota, Florida facility. The future success of this strategy, however, is subject to many risks, including the risks that:

•	the market for IP based products does not evolve as anticipated;

•	we do not develop new products or enhancements to our new Comdial Products on a timely basis to meet the changing needs of our new customers;

•	customers will not accept our new Comdial Products or our new Comdial technology, or industry standards develop that make our new Comdial Products obsolete; or

•	our competitors introduce new products before we do and achieve a competitive advantage by being among the first to market.

Rapid technological change creates a dependence on development of new products

The market for telecommunications systems and products has been characterized by rapid technological change and continuing demand for new products and features. Accordingly, the timely introduction of new products and product features, as well as new telecommunications applications are expected to continue to be major factors in our future success. Market needs and expectations will require us to continue to identify, develop, and sell new products and features that keep pace with technological developments and competitive pressures. In addition, technological difficulties occasionally inherent in new products and the time necessary to stabilize new product manufacturing costs may adversely affect operating costs. There can be no assurance that our new Comdial products will achieve market acceptance, or that we will be able to continue to develop new products, technologies, and applications as required by changing market needs in the future.

We have additional risks due to Comdial’s historical reliance on outsourced manufacturing

As part of its restructuring program, Comdial outsourced substantially all of its manufacturing requirements. Outsourced manufacturing is carried out in three principal locations: Asia, Mexico and the United States. Outsourcing, particularly with international manufacturers, carries certain risks which include, but may not be limited to:

•	the outsourcing contractors’ ability to manufacture products that meet our technical specification and that have minimal defects;

•	the outsourcing contractors’ ability to honor their product warranties;

•	the financial solvency, labor concerns and general business condition of our outsourcing contractors;

•	unexpected changes in regulatory requirements;

•	inadequate protection of intellectual property in foreign countries;

•	political and economic conditions in overseas locations;

•	risks of fire, flood or acts of God affecting manufacturing facilities; and

•	our ability to meet our financial obligations with our outsourcing contractors.

In addition, our new outsourcing contractors acquire component parts from various suppliers. Similar risks are involved in such procurement efforts. Due to our new dependency on outsourced manufacturing and the inherent difficulty in replacing outsourced manufacturing capacity in an efficient or expeditious manner, the occurrence of any condition preventing or hindering the manufacture or delivery of manufactured goods by any one or more of our outsourcing contractors would have a material adverse affect on our business in the short term and may have a material adverse affect in the long term. In calendar 2002, Comdial experienced significant problems associated with a principal outsource manufacturer. Faulty component parts used by the manufacturer in the production of a principal product caused a significant shortfall in product inventory, and lead to Comdial’s inability to meet product orders, negatively impacting sales and revenues. In addition, Comdial was adversely affected by a port strike that resulted in the temporary closure of certain ports on the West Coast of the United States.

During the third quarter of 2002, Comdial experienced difficulties in fulfilling certain product orders as a result of the production transition from Virginia to the outsourcing partners plus a backlog that has been built up with one of the United States outsourcing partners. Also in 2002, Comdial was forced to terminate its relationship with a principal outsource manufacturer and transition that work to other contractors. The terminated manufacturer was unable to meet substantially all of Comdial’s product delivery orders because of financial and operational problems. That inability caused further problems for Comdial in meeting customer orders and resulted in a substantial backlog, potential lost business and other losses. Comdial filed an arbitration action against that manufacturer in 2002 in order to seek recovery of the losses caused by their failure in performance. While these problems with these contract manufacturers have been addressed by Comdial, we cannot give assurances that they will not continue to have an impact on sales and revenues, or that similar or other significant problems will not occur in the future.

Products in our new Comdial inventory may become obsolete

Comdial offered a variety of communications products which included technologies that are enhanced rapidly in today’s business environment. Comdial measured its product inventories on hand at the lower of costs or market. Comdial also provided allowances for excess and obsolete inventory equal to the difference between the cost of inventory and the estimated market value based on assumptions about product life cycles, product demand and market conditions. The technologies incorporated into our new Comdial products are periodically modified in reaction to both customer requirements and to market conditions. This rapid technology change potentially impacts the carrying value of our new Comdial inventory on hand due to obsolescence.

We may be sued for intellectual property infringements by Comdial, and Comdial has limited protection over its intellectual property rights

From time to time, Comdial has been subject to proceedings alleging infringement of the intellectual property rights of others. We may find ourselves defending infringement claims related to intellectual property assets that are included in the Comdial Assets. Such proceedings could require us to expend significant sums in litigation, pay significant damages, develop non-infringing technology, or acquire licenses to the technology which is the subject of the asserted infringement, any of which could have a material adverse effect on our business. Moreover, Comdial has relied in the past upon intellectual property rights to protect its proprietary rights in its products and software. There can be no assurance that these protections will be adequate to deter misappropriation of our new Comdial technologies or independent third-party development of potentially infringing technologies.

The market for the Comdial Products is highly competitive

Comdial competed with approximately 25 companies, many of which have significantly greater financial, marketing, and technical resources than we do. In addition, we must compete to attract and retain dealers for our new Comdial Products. There can be no assurance that we will be able to compete successfully in the marketplace or that we will be able to maintain Comdial’s prior dealer network.

Comdial’s revenues and operating results have experienced fluctuations in the past and may cause our revenues and operating results to vary in the future

Comdial’s revenues and operating results have varied significantly in the past due to various factors, including changes in market acceptance of Comdial’s services, regulatory changes that may affect the marketability of Comdial’s services, budgetary cycles of Comdial’s principal clients, the mix and timing of client projects, and one-time nonrecurring and unusual charges. As a result of these and other factors, we believe that period-to-period comparisons of our operating results relating to our new Comdial business may not be meaningful in the near term and that you should not rely upon our performance in a particular period as indicative of our performance in any future period.

Because many of our new Comdial products are highly complex, they may contain defects or errors that are detected only after deployment in communications networks

If our new Comdial products contain defects or errors occur, our reputation may be harmed, negatively impacting our sales revenue. In addition, significant costs may be incurred in addressing such problems, including, but not limited to, costs incurred in repairing or replacing defective equipment or refunding customers for defective products.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

Comdial Note

The Company executed the Comdial Note on the Closing Date. The Comdial Note is in the original principal amount of $2,500,000 and bears interest at the rate of 8% per annum maturing on the first anniversary of the Closing Date. The Comdial Note is secured by all the assets of the Company and Acquisition Sub, and is junior in interest to the security interest granted with respect to any current or future indebtedness of the Company and Acquisition Sub owed to SVB, including, without limitation, amounts owing under the 2005 Debt Financing, up to $9,000,000 plus principal amounts in connection with any existing cash secured credit extensions (including letters of credit and cash management services) in an amount not to exceed $500,000.

The following events constitute “Events of Default” under the Comdial Note: (a) the failure of the Company or Acquisition Sub to pay any installment of principal of or interest on the Comdial Note when due; (b) the dissolution or liquidation of the Company or Acquisition Sub; (c) the merger or consolidation of the Company or Acquisition Sub with any other entity and the Company is not the surviving entity in such merger or consolidation; (d) the Company or Acquisition Sub (i) applies for or consents to the appointment of a receiver, trustee, custodian, intervenor, or liquidator for itself or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy, admits in writing that it is unable to pay its debts as they become due, or generally does not pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) files an answer admitting the material allegations of, or consents to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding or (vi) takes any corporate or limited liability company, as applicable, action for the purpose of effecting any of the foregoing; (e) an involuntary proceeding is commenced against the Company or Acquisition Sub, seeking bankruptcy or reorganization of the Company or Acquisition Sub, as applicable, or the appointment of a receiver, custodian, trustee, liquidator, or other similar official of the Company or Acquisition Sub, or all or substantially all of their assets, and such proceeding is not dismissed within 60 days of the filing thereof; or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of the Company or Acquisition Sub or appointing a receiver, custodian, trustee, liquidator, or other similar official for it, or of all or substantially all of its assets, and such order shall not have been dismissed within 60 days of the filing thereof.

In the event of an Event of Default, the Comdial bankruptcy estate may take any of the following actions: (a) declare the outstanding principal balance of and accrued but unpaid interest on the Comdial Note at once due and payable; (b) pursue any and all other rights, remedies and recourses available to the holder of the Comdial Note, including but not limited to any such rights, remedies or recourses under the Security Agreement, at law or in equity; (c) increase the interest rate to a rate per annum equal to 10%; or (d) pursue any combination of the foregoing.

Security and Subordination Agreements

In connection with the Comdial Note, on the Closing Date, the Comdial bankruptcy estate entered into a security agreement (the “Security Agreement”) with the Company and Acquisition Sub, wherein the Company and Acquisition Sub grant a security interest to the estate in all of the assets of the Company and Acquisition Sub, including the Comdial Assets. In connection with the Security Agreement, the Comdial bankruptcy estate also entered into a Subordination Agreement with SVB, pursuant to which the estate agreed to subordinate the obligations of the Company and Acquisition Sub under the Comdial Note, and its security interest under the Security Agreement, to the current and future obligations of the Company and Acquisition Sub to SVB, including, without limitation, amounts owing under the 2005 Debt Financing, up to $9,000,000 plus principal amounts in connection with any existing cash secured credit extensions (including letters of credit and cash management services) in an amount not to exceed $500,000.

The 2005 Debt Financing

The Company entered into the Loan Agreement with SVB on the Closing Date. The Loan Agreement terms provide the Company with a revolving line of credit in an amount not to exceed $7,000,000 (the “Revolving Loan”), as well as a $2,000,000 term loan (the “Term Loan”). The Company will make monthly payments of all outstanding and accrued interest on the Revolving Loan beginning on October 31, 2005. The Revolving Loan matures and the principal balance thereof is payable in full, on September 27, 2006. The Term Loan is payable in monthly principle installments of $133,333.33 plus interest, due beginning July 31, 2006 through and until the maturity date of September 26, 2007. Borrowing availability under the Revolving Loan is based on the amount of the Company’s and Acquisition Sub’s accounts receivable.

The Company’s obligations under the Loan Agreement are secured by all of the assets of the Company and Acquisition Sub, including the Comdial Assets. These include accounts receivable, inventory, equipment, intellectual property, all claims, credit balances, proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), and all products and all books and records related to such assets.

The following events constitute “Events of Default” under the Loan Agreement: (a) if any warranty, representation, statement, report, or certificate made or delivered to SVB by the Company or Acquisition Sub or any of their officers, employees, or agents, now or in the future, is untrue or misleading in a material respect; (b) if the Company or Acquisition Sub fails to timely pay the Revolving Loan, the Term Loan or any interest thereon or any other monetary obligation within five days of when due; (c) if the total Revolving Loan and other obligations (other than the Term Loan) outstanding at any time shall exceed the credit limit; (d) if the Company or Acquisition Sub fails to comply with any of the financial covenants or fails to perform any other non-monetary obligation which by its nature cannot be cured, or fails to permit SVB to conduct an inspection or audit; (e) if the Company or Acquisition Sub fails to perform any other non-monetary obligation, which failure is not cured within 10 business days after the date due; (f) if any levy, assessment, attachment, seizure, lien or encumbrance, other than a permitted lien, is made on all or any part of the collateral and is not cured within 10 days after the occurrence of the same, or immediately upon the service of process upon SVB seeking to attach by trustee or other process; (g) if any default or event of default occurring under any obligation secured by a permitted lien that permits acceleration or exercise of remedies is not cured within any applicable cure period or waived in writing by the holder of the permitted lien; (h) if the Company or Acquisition Sub breaches any material contract or obligation which has, or may reasonably be expected to have, a material adverse effect on the Company’s or Acquisition Sub’s business or financial condition; (i) the dissolution, termination of existence, insolvency or business failure of the Company or Acquisition Sub; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Company or Acquisition Sub under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; (j) the commencement of any proceeding against the Company or Acquisition Sub or any guarantor of any of the obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; (k) the revocation or termination of, or limitation or denial of liability upon, any guaranty of the obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the obligations under any bankruptcy or insolvency law; (l) the revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party affiliated with the Company or Acquisition Sub to secure any or all of the obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; (m) if the Company or Acquisition Sub defaults under any agreement evidencing any indebtedness to any third party; (n) if the Company or Acquisition Sub makes any payment on account of any indebtedness or obligation which has been subordinated to the obligations other than as permitted in the applicable subordination agreement, or a default occurs under any instrument evidencing such subordinated indebtedness, or the holder of any subordinated indebtedness accelerates all or any portion of the subordinated indebtedness or if any person who has subordinated the indebtedness or obligations terminates or in any way limits his subordination agreement other than in accordance with its terms; (o) (i) if there is any change in the record or beneficial ownership of the outstanding shares of stock of Acquisition Sub, compared to the ownership of outstanding shares of stock of the Company or Acquisition Sub in effect on the date hereof, without the prior written consent of SVB, or (ii) any “person” or “group” (within the meaning of Section 13(d) and 14 (d)(2) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of 40% of the shares of all classes of stock then outstanding of the Company or Acquisition Sub ordinarily entitled to vote in the election of directors; (p) if the Company or Acquisition Sub generally does not pay its debts as they become due, or the Company or Acquisition Sub conceals, removes or transfers any part of its property, with intent to hinder, delay or defraud its creditors, or makes any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; (q) if there is (i) a material impairment in the perfection or priority of SVB’s security interest in any material portion of the collateral or in the value of the collateral; (ii) a material adverse change in the business, operations or condition (financial or otherwise) of the Company or Acquisition Sub; (iii) a material impairment of the prospect of repayment of any portion of the obligations; or (iv) SVB determines, based upon information available to it and in its reasonable judgment, that there is substantial likelihood that the Company or Acquisition Sub fails to comply with one or more financial covenants during the next succeeding financial reporting period; (r) if SVB, acting in good faith and in a commercially reasonable manner, deems itself insecure because of the occurrence of an event prior to the effective date hereof of which SVB had no knowledge on the effective date; or (s) if the Company or Acquisition Sub shall breach any term of the intellectual property security agreement granted by the Company or Acquisition Sub to SVB. SVB may cease making any loans during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

In the event of an Event of Default, SVB may take any of the following actions: (a) SVB may place a “hold” on any deposit account pledged as collateral; (b) cease making loans or otherwise extending credit to the Company or Acquisition Sub under the Loan Agreement or any other document or agreement; (c) accelerate and declare all or any part of the obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any obligation; (d) take possession of any or all of the collateral, wherever it may be found, or enter onto any of the Company’s or Acquisition Sub’s premises without interference to search for, take possession of, keep, store, or remove any of the collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as SVB deems it reasonably necessary in order to complete the enforcement of its rights under the Loan Agreement or any other agreement; (e) require the Company or Acquisition Sub to assemble any or all of the collateral and make it available to SVB at places designated by SVB which are reasonably convenient to SVB and the Company or Acquisition Sub, and to remove the collateral to such locations as SVB may deem advisable; (f) complete the processing, manufacturing or repair of any collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, SVB shall have the right to use the Company’s or Acquisition Sub’s premises, vehicles, hoists, lifts, cranes, and other equipment and all other property without charge; (g) sell, lease or otherwise dispose of any of the collateral, in its condition at the time SVB obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. SVB shall have the right to conduct such disposition on the Company’s or Acquisition Sub’s premises without charge, for such time or times as SVB deems reasonable, or on SVB’s premises, or elsewhere and the collateral need not be located at the place of disposition. SVB may directly or through any affiliated company purchase or lease any collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of collateral shall not relieve the Company or Acquisition Sub of any liability the Company or Acquisition Sub may have if any collateral is defective as to title or physical condition or otherwise at the time of sale; or (h) demand payment of, and collect any accounts and general intangibles comprising collateral and, in connection therewith, the Company and Acquisition Sub irrevocably authorizes SVB to endorse or sign the Company’s or Acquisition Sub’s name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Company or Acquisition Sub and remove therefrom payments made with respect to any item of the collateral or proceeds thereof, and, in SVB’s sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (i) offset against any sums in any of the Company’s or Acquisition Sub’s general, special or other Deposit Accounts with SVB against any or all the obligations; and (j) demand and receive possession of any of the Company’s or Acquisition Sub’s federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by SVB with respect to the foregoing shall be added to and become part of the obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the obligations. Without limiting any of SVB’s rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the obligations will be increased by an additional 3% per annum.

Item 3.02 Unregistered Sales of Equity Securities

On September 28, 2005, pursuant to the terms of the Stock Purchase Agreement described under the heading, “Item 1.01. Entry into a Material Definitive Agreement—Stock Purchase Agreement” above, the Company sold an aggregate of 11,329,785 shares of its Common Stock at a per share cash purchase price of $1.1386. The Company received gross proceeds from the sale of approximately $12.9 million, which were used in part to satisfy the purchase price of the Comdial Assets.

In addition, on the Closing Date, the Company issued the New Warrants to the 2004 Investors in lieu of the Liquidated Damages, representing the right to purchase an aggregate of 1,218,675 shares of our Common Stock. Each New Warrant has a term of exercise expiring on September 28, 2010. The number of shares issuable upon exercise is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. The New Warrants are exercisable at any time prior to the expiration date by delivering the warrant certificate to the Company, together with a completed election to exercise and payment of the exercise price, which is equal to $0.01 per share of Common Stock. The New Warrants contain a “net exercise” feature under which the Company does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by the Company pursuant to a formula, with the result that if all holders of New Warrants elect to use the net exercise feature, the Company would issue an aggregate of 1,202,728 shares of Common Stock. Upon the filing of the certificate of amendment to effect the Capitalization Amendment, the New Warrants will be automatically exercised in a cashless exercise.

If (1) the Capitalization Amendment is not effective as of April 15, 2006, (2) the 2005 Investors affiliated with M/C Venture Partners and the SSF have voted shares of Common Stock in favor of the Capitalization Amendment, which they are obligated to do under the terms of the Voting Agreement, then the Liquidated Damages will be paid in cash by wire transfer of immediately available funds to each of the parties and upon payment thereof, the New Warrants issued in satisfaction of the Liquidated Damages will expire unexercised.

The foregoing sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

FORWARD-LOOKING STATEMENTS

This Current Report, including the sections entitled “Risk Factors,” and “Acquisition of the Comdial Business,” contains forward-looking statements related to our acquisition and future operations of the Comdial Assets. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include the following:

•	statements about the benefits the Company expects to achieve upon the acquisition of the Comdial Assets, including, without limitation, statements about the benefits that the acquisition will have on the Company’s dealers and customers;

•	statements about the Company’s assumptions about the future performance of the Comdial Assets;

•	statements about the Company’s anticipated synergies and economies of scale upon the completion of the acquisition;

•	statements about the Company’s ability to become a significant player within the IP-PBX telephony market;

•	statements bout the Company’s ability to meet its future obligations resulting from the acquisition of the Comdial Assets; and

•	statements which include the use of words such as “expect,” “intend,” “may,” “would,” “could,” “plan,” “seek,” “potential,” “continue,” or the negative of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements. Factors that may cause actual results to differ materially from current expectations, which we describe in more detail elsewhere in this report under the heading “Risk Factors,” include, but are not limited to:

•	the risk that the Company may fail to achieve the anticipated benefits from the acquisition, including, without limitation, failing to obtain the desired benefits for the Company’s dealers and customers;

•	the risk that the Company’s assumptions about the future performance of the Comdial Assets may prove to be incorrect;

•	the risk that the Company may be unable to achieve the desired synergies and economies of scale after the acquisition;

•	the risk that the Company may be unable to become a significant player within the IP-PBX telephony market;

•	the risk that the Company may be unable to meet its future obligations resulting from the acquisition;

•	the risk that the Company loses any of its key customers or Comdial’s key dealers or customers; and

•	the risk that we fail to successfully integrate our business with that of Comdial.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this report reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma financial information

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c)	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2005.

ARTISOFT, INC.

By:	/s/ WILLIAM Y. TAUSCHER
William Y. Tauscher
President, Chief Executive Officer and Chairman